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                                                              EXHIBIT 23.1


                      Consent of Independent Auditors
                      -------------------------------

We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Magna Group, Inc. for the registration of its common stock relating to the acquisition of River Bend Bancshares, Inc. and to the incorporation by reference therein of our report dated January 18, 1995, with respect to the consolidated financial statements of Magna Group, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


St. Louis, Missouri
November 27, 1995